Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated November 28, 2018, relating to the consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Warren Averett, LLC
Birmingham, Alabama

May 26, 2020